As filed with the Securities and Exchange Commission on February 5, 2014

Registration No. 333-107787

Registration No. 333-65824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT No. 333-107787

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT No. 333-65824

UNDER

THE SECURITIES ACT OF 1933

Valassis Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-2760940
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19975 Victor Parkway

Livonia, Michigan 48125

(734) 591-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd L. Wiseley, Esq.

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Carol Anne Huff

R. Henry Kleeman

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Fax: (312) 862-2200

Approximate date of commencement of proposed sale to the public: Valassis Communications, Inc. is hereby amending this registration statement to deregister any securities that had been registered but remain unsold under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

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DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by Valassis Communications, Inc., a Delaware corporation (the “Company”), remove from registration all securities, of the Company registered under (i) the Company’s Registration Statement on Form S-3 (File No. 333-107787) and (ii) the Company’s Registration Statement on Form S-3 (File No. 333-65824) (together, the “Registration Statements”).

On December 17, 2013, the Company entered into an Agreement and Plan of Merger with Harland Clarke Holdings Corp., a Delaware corporation (“Parent”), and V Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), providing for, among other things, the merger of Purchaser with and into the Company with the Company becoming a wholly owned subsidiary of Parent (the “Merger”) pursuant to Section 251(h) of the Delaware General Corporation Law. The Merger became effective on February 4, 2014, pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on February 5, 2014. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Robert A. Mason
Robert A. Mason
Chief Executive Officer